UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-08395 (Commission File Number)	34-0562210 IRS Employer Identification Number)
4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)
Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The Company previously disclosed in a report on Form 8-K filed with the SEC on March 16, 2011 that it received termination notices on ten of its KFC restaurants. In connection with the Company’s ongoing dialog with KFC Corporation (“KFC”) the Company requested that two of the franchise agreements for the Ashtabula, OH and Waynesburg, PA restaurants be reinstated and in turn was required to close four other restaurants. In April 2011, the Company received reinstatement agreements from KFC for the two restaurants, which require that the funds necessary for the image enhancement of the restaurants be placed in a “remodel escrow account”, and closed all 12 of the restaurants covered by these notices and agreements between March 31, 2011 and April 15, 2011.
In furtherance of its ongoing negotiations with KFC regarding the Company’s required image enhancement obligations related to other restaurants, on May 19, 2011 the Company and KFC entered into a Pre-negotiation Agreement, similar to the Pre-negotiation Agreement entered into on November 10, 2010, as described in the Company’s Form 8-K filed on the same date, outlining the conditions of reaching a final agreement related to the Company’s required image enhancement obligations. Under the May 19, 2011 Pre-negotiation Agreement, KFC has agreed to forbear until August 31, 2011 from terminating the franchise agreements on the 13 operating restaurants on which KFC on May 2, 2011 delivered to the Company a notice of default (for failure to timely comply with required image enhancement obligations) provided that the Company is in compliance with certain forbearance conditions, which include, among others, that (i) the Company is paid up on amounts owing under the franchise agreements, (ii) the Company is not in default of its obligations under the franchise agreements (other than the image enhancement obligations), (iii) the Company submits to KFC a written proposal by June 20, 2011 detailing how the Company will obtain the necessary funds to enable it to comply with the Company’s image enhancement obligations, (iv) the Company will establish a remodel escrow account, and (v) the Company will enter into a definitive remodel agreement with KFC by August 31, 2011.
Even though the Pre-negotiation Agreement outlines generally the mutually acceptable terms of a final agreement related to the Company’s image enhancement obligations, there can be no assurance that the Company (i) will be able to reach an agreement with KFC regarding image enhancements that would extend the time periods for completion of the required image enhancements, or (ii) will complete the financial restructuring or that the restructuring will create the ability for the Company to complete a satisfactory number of image enhancements. If KFC exercises its termination rights, it is unclear, what, if any, action the Company’s landlords and creditors may take under cross default provisions of the Company’s agreements that would impede the Company’s ability to satisfy its obligations. The termination of those franchise agreements would have a material adverse effect on the Company’s financial condition and results of operations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Morgan’s Foods, Inc.
Dated: May 20, 2011	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Senior Vice President, Chief Financial Officer & Secretary